                                                                      EXHIBIT 21

                SUBSIDIARIES OF MILLENNIUM PHARMACEUTICALS, INC.
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
      NAME OF SUBSIDIARY                            JURISDICTION OF ORGANIZATION
      ------------------                            ----------------------------
      Millennium BioTherapeutics, Inc.                      Delaware
      Millennium Predictive Medicine, Inc.                  Delaware
      Millennium Information, Inc.                          Delaware


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